SUPPORT.COM, INC.
ATTN: MANUEL MANGROBANG
1200 CROSSMAN AVE., SUITE 210
SUNNYVALE, CA 94089

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D58270-S28398

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

SUPPORT.COM, INC.

The Board of Directors recommends you vote "FOR" Proposal Nos. 1, 2 and 3.

	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger, dated as of March 19, 2021 (as may be amended from time to time, the "Merger Agreement"), by and among Support.com, Inc. ("Support"), Greenidge Generation Holdings Inc., a Delaware corporation ("Greenidge"), and GGH Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Greenidge ("Merger Sub"), pursuant to which Merger Sub will be merged with and into Support, with Support continuing as the surviving corporation and a wholly-owned subsidiary of Greenidge (such transaction, the "Merger").	☐	☐	☐
2. To approve, on an advisory (non-binding) basis, the compensation that will or may be paid or provided to named executive officers of Support in connection with the Merger.	☐	☐	☐
3. To approve any proposal to adjourn the special meeting to a later date if necessary to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting, or any adjournment or postponement thereof.	☐	☐	☐

Note: The proxy is authorized to vote on such other business as may properly come before the special meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement are available at www.proxyvote.com.

D58271-S28398

SUPPORT.COM, INC.
SPECIAL MEETING OF THE STOCKHOLDERS
[TBD]
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and Proxy Statement, hereby appoint(s) each of Richard Bloom and Lance Rosenzweig , acting individually or in the absence of others, as proxies, each with full power of substitution and re-substitution, and hereby authorize(s) each of them to represent and to vote all of the shares of common stock of Support.com, Inc. ("Support") that the stockholder(s) is/are entitled to vote at the special meeting of stockholders of Support to be held at [TBD], [TBD] and [TBD] and any and all postponements or adjournments thereof. The undersigned hereby revokes all proxies previously given by the undersigned with respect to the special meeting of stockholders, including any previously given by telephone or internet.

This proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, the proxies will have authority to vote "FOR" Proposal Nos. 1, 2 and 3 in accordance with the Board of Directors' recommendations, and in their discretion on any other matters as may properly come before the special meeting and any and all postponements or adjournments thereof.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE